Pangaea Logistics Solutions Ltd. Reports Financial Results for the Quarter Ended September 30, 2017
Company sees dramatic increase in revenue and generates 29% higher income from operations
NEWPORT, RI - November 9, 2017 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (NASDAQ: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months ended September 30, 2017.
3rd Quarter 2017 Highlights

•	Adjusted EBITDA increased to $14.0 million for three months ended September 30, 2017, from $11.3 million for the same period of 2016.

•	Income from operations up 29%.

•	Net income attributable to Pangaea Logistics Solutions Ltd. of $7.2 million as compared to $6.1 million for the three months ended September 30, 2016.

•	51% increase in revenue; 34% increase in shipping days.

•	$29.3 million in unrestricted cash and cash equivalents at September 30, 2017.

Results for the three months ended September 30, 2017
For the third quarter of 2017, the Company reported net income of $7.2 million, compared to net income of $6.1 million in the third quarter of 2016. Drybulk market demand improved considerably in the third quarter as compared to the same period of 2016, which helped push total shipping days up 34% to 5,305 for the three months ended September 30, 2017, compared to 3,971 for the three months ended September 30, 2016. This increased market demand, together with increased market rates during the same period, drove an increase in total revenue to $107.0 million for the three months ended September 30, 2017, compared to $70.8 million for the three months ended September 30, 2016. Adjusted EBITDA1 was $14.0 million, compared with $11.3 million for the third quarter of 2016.
During the quarter, the Company completed its private placement transaction which included 6,533,443 shares of common stock issued for aggregate net proceeds of $14.1 million, of which $4.4 million was issued as in-kind payment of accrued dividends.
Ed Coll, Chairman and Chief Executive Officer of the Company commented, "We are seeing firm evidence that the efforts we took during the low period of the latest market cycle are paying off as the market continues its recovery.  We’ve expanded our owned and controlled fleet by about 40% during this period and our total operated fleet has increased nearly 80% to about 66 ships today.  Our distinctive business model allowed the sharp increase in our operated fleet to promptly capture new opportunities with additional chartered in fleets. We are operating at a very active pace, and the people we have added to our chartering and operations departments have become immediately productive.  Our balance sheet continues to improve.  We have support from our banks to finance acquisitions, and from our customers and shareholders, who see the unique way we operate and the positive results that follow.  Our third quarter is traditionally seasonally strong, as the Arctic shipping season opens. Moving into the fourth quarter, we see the market is still firm and our cargo demand is good."

Liquidity and Cash Flows
Cash and cash equivalents were $29.3 million as of September 30, 2017, compared with $22.3 million on December 31, 2016.

1 Adjusted EBITDA is a non-GAAP measure and represents income or loss from operations before depreciation and amortization, loss on sale and leaseback of vessel and, when applicable, loss on impairment of vessels and certain non-recurring items. See Reconciliation of Income from Operations to Adjusted EBITDA.

At September 30, 2017 and December 31, 2016, the Company had working capital of $22.4 million and a working capital deficit of $9.3 million, respectively. The improvement in working capital is due to the acquisition of noncontrolling interest in a consolidated joint venture in January 2017 and the resulting reduction in related party debt, to the increase in cash from proceeds of common stock issuance, to the sale of the m/v Bulk Beothuk, and to cash generated from operations. For the nine months ended September 30, 2017, the Company’s net cash provided by operating activities was $13.7 million, compared to $18.3 million for the nine months ended September 30, 2016. This is due to the growth in both shipping days and market rates, which resulted in an increase in working capital requirements.
For the nine months ended September 30, 2017 and 2016, net cash used in investing activities was $48.2 million and $3.7 million, respectively. Net cash provided by financing activities was $41.4 million for the nine months ended September 30, 2017 and net cash used for financing activities was $24.0 million for the nine months ended September 30, 2016. These changes reflect the Company’s investment in and purchase of vessels, including the m/v Bulk Destiny and m/v Bulk Beothuk, which were financed under sale and leaseback arrangements; and the m/v Bulk Endurance and the m/v Bulk Freedom, which were financed under commercial loan facilities.
The Company also noted that the private placement of common stock to inside investors, as previously announced in a Current Report on Form 8-K, was completed on August 9, 2017. The Company issued 2,597,778 shares for cash proceeds of $1.5 million and a $4.4 million reduction in dividends payable.
Conference Call Details
The Company’s management team will host a conference call to discuss the Company’s financial results on November 10, 2017 at 8:00 a.m., Eastern Time (ET). To access the conference call, please dial (888) 895-3561 (domestic) or (904) 685-6494 (international) approximately ten minutes before the scheduled start time and reference ID# 3091109.
A supplemental slide presentation will accompany this quarter’s conference call and can be found attached to the Current Report on Form 8-K that the Company filed concurrently with this press release. This document will be available at http://www.pangaeals.com/company-filings or at sec.gov.
A recording of the call will also be available for two weeks and can be accessed by calling (800) 585-8367 (domestic) or (404) 537-3406 (international) and referencing ID# 3091109.

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Revenues:
Voyage revenue	$93,688,834	$65,986,320	$251,608,298	$161,509,615
Charter revenue	13,334,202	4,797,572	31,293,637	10,173,501
	107,023,036	70,783,892	282,901,935	171,683,116
Expenses:
Voyage expense	44,305,446	29,166,651	124,174,513	74,434,257
Charter hire expense	34,764,942	19,655,327	91,140,160	43,199,730
Vessel operating expense	9,144,472	7,483,507	26,810,071	22,277,417
General and administrative	4,762,860	3,179,287	11,418,900	9,151,608
Depreciation and amortization	3,950,661	3,532,171	11,604,168	10,576,223
Loss on sale and leaseback of vessels	70,000	—	9,275,042	—
Total expenses	96,998,381	63,016,943	274,422,854	159,639,235

Income from operations	10,024,655	7,766,949	8,479,081	12,043,881

Other income (expense):
Interest expense, net	(2,106,139)	(1,258,105)	(5,981,237)	(4,158,143)
Interest expense on related party debt	(79,713)	(79,712)	(236,538)	(235,212)
Unrealized (loss) gain on derivative instruments, net	(59,138)	161,002	430,869	1,212,434
Other income (expense)	977,795	(8,097)	1,885,801	(42,754)
Total other expense, net	(1,267,195)	(1,184,912)	(3,901,105)	(3,223,675)

Net income	8,757,460	6,582,037	4,577,976	8,820,206
Income attributable to non-controlling interests	(1,576,209)	(517,701)	(787,063)	(1,429,132)
Net income attributable to Pangaea Logistics Solutions Ltd.	$7,181,251	$6,064,336	$3,790,913	$7,391,074

Earnings per common share:
Basic	$0.18	$0.17	$0.10	$0.21
Diluted	$0.17	$0.17	$0.10	$0.21

Weighted average shares used to compute earnings
per common share
Basic	40,796,867	35,165,532	37,225,825	35,148,793
Diluted	41,074,592	35,347,403	37,674,123	35,299,839

Pangaea Logistics Solutions Ltd.
Consolidated Balance Sheets

	September 30, 2017	December 31, 2016
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$29,336,687	$22,322,949
Restricted cash	4,000,000	6,100,000
Accounts receivable (net of allowance of $4,183,826 at September 30, 2017 and $4,752,265 at December 31, 2016)	30,915,458	20,476,797
Bunker inventory	16,470,391	13,202,937
Advance hire, prepaid expenses and other current assets	13,465,163	6,441,583
Total current assets	94,187,699	68,544,266

Fixed assets, net	290,837,537	275,265,672
Investments in newbuildings in-process	—	18,383,964
Vessels under capital lease	30,285,569	—
Total assets	$415,310,805	$362,193,902

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$30,160,371	$23,231,179
Related party debt	6,929,885	15,972,147
Deferred revenue	7,913,518	6,422,982
Current portion of secured long-term debt	17,830,996	19,627,846
Current portion of capital lease obligations	1,759,303	—
Dividend payable	7,238,401	12,624,825
Total current liabilities	71,832,474	77,878,979

Secured long-term debt, net	113,430,205	107,637,851
Obligations under capital lease	25,472,098	—

Commitments and contingencies (Note 7)

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized and no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 43,795,182 shares issued and outstanding at September 30, 2017; 36,590,417 shares issued and outstanding at December 31, 2016	4,380	3,659
Additional paid-in capital	154,781,731	133,677,321
Accumulated deficit	(13,618,666)	(17,409,579)
Total Pangaea Logistics Solutions Ltd. equity	141,167,445	116,271,401
Non-controlling interests	63,408,583	60,405,671
Total stockholders' equity	204,576,028	176,677,072
Total liabilities and stockholders' equity	$415,310,805	$362,193,902

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2017	2016
Operating activities
Net income	$4,577,976	$8,820,206
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	11,604,168	10,576,223
Amortization of deferred financing costs	527,348	513,311
Amortization of prepaid rent	91,453	—
Unrealized gain on derivative instruments	(430,869)	(1,212,434)
(Gain) loss from equity method investee	(282,362)	68,477
(Recovery of) provision for doubtful accounts	(10,356)	982,393
Loss on sale and leaseback of vessel	9,134,908	—
Share-based compensation	878,759	274,286
Change in operating assets and liabilities:
Decrease in restricted cash	—	499,269
Accounts receivable	(10,428,305)	3,824,491
Bunker inventory	(3,267,454)	(1,845,707)
Advance hire, prepaid expenses and other current assets	(7,118,526)	(2,471,301)
Drydocking costs	(1,043,164)	(42,478)
Accounts payable, accrued expenses and other current liabilities	8,021,053	(743,918)
Deferred revenue	1,490,536	(925,490)
Net cash provided by operating activities	13,745,165	18,317,328

Investing activities
Purchase of vessels	(47,328,517)	(3,372,433)
Purchase of building and equipment	—	(315,818)
Purchase of non-controlling interest in consolidated subsidiary	(832,572)	—
Net cash used in investing activities	(48,161,089)	(3,688,251)

Financing activities
Proceeds of related party debt	—	1,522,500
Payments of related party debt	—	(2,500,497)
Proceeds from long-term debt	25,000,000	1,375,971
Payments of financing and issuance costs	(896,175)	(45,755)
Payments of long-term debt	(20,635,670)	(20,809,044)
Proceeds from sale and leaseback of vessel	28,000,000	—
Payments of capital lease obligations	(768,599)	—
Decrease (increase) in restricted cash	2,100,000	(5,000,000)
Proceeds from non-controlling interests	—	1,600,000
Proceeds from private placement of common stock, net of issuance costs	9,631,530	—
Accrued common stock dividends paid	(1,001,424)	(100,000)
Net cash provided by (used in) financing activities	41,429,662	(23,956,825)

Net increase (decrease) in cash and cash equivalents	7,013,738	(9,327,748)
Cash and cash equivalents at beginning of period	22,322,949	37,520,240
Cash and cash equivalents at end of period	$29,336,687	$28,192,492

Supplemental cash flow information and disclosure of noncash items
Cash paid for interest	$5,052,102	$3,520,635
Conversion of dividend into common stock	$4,385,000	$—
Extinguishment of related party loan	$9,278,800	$—

Pangaea Logistics Solutions Ltd.
Reconciliation of Income from Operations to Adjusted EBITDA

	Three Months Ended September 30,
	2017	2016
Adjusted EBITDA (in millions)
Income from operations	10,024,655	7,766,949
Depreciation and amortization	3,950,661	3,528,596
Loss on sale and leaseback of vessel	70,000	—
Adjusted EBITDA	$14,045,316	$11,295,545

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including non-GAAP Adjusted EBITDA. This is considered a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding charges that are not incurred in the normal course of business. Non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe certain non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Adjusted EBITDA. Adjusted EBITDA represents income or loss from operations before depreciation, amortization and, when applicable, loss on sale and leaseback of vessel, loss on impairment of vessels and certain non-recurring charges.

There are limitations related to the use of Adjusted EBITDA versus income from operations calculated in accordance with GAAP. In particular, Pangaea’s definition of Adjusted EBITDA used here are not comparable to EBITDA.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Investor Relations Contacts

Thomas Rozycki
Prosek Partners
212-279-3115
trozycki@prosek.com

Sean Silva
Prosek Partners
212-279-3115
ssilva@prosek.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.